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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


     The following are the Company's subsidiaries as of April 26, 2001. All beneficial interests are wholly-owned by the Company and are included in the Company's consolidated financial statements.


              Name of Subsidiary              State of Organization           Date of Incorporation
              ------------------              ---------------------           ---------------------
               MA Brands, Inc.                      Delaware                         9-16-97
                 Mador, S.A.                   Dominican Republic                    10-29-99